UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2008

ACXIOM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

1 Information Way, P.O. Box 8180, Little Rock, Arkansas	72203-8180
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)       On May 14, 2008, management of Acxiom Corporation (the “Company”), in consultation with the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), concluded that the Company’s audited consolidated financial statements for each of the years ended March 31, 2007 and 2006, and the Company’s unaudited consolidated financial statements for each of the quarterly periods ended December 31, 2007 and 2006, September 30, 2007 and 2006, June 30, 2007 and 2006, and March 31, 2007, and the Company’s selected financial data for the years ended March 31, 2005 and 2004 (collectively, the “Relevant Periods”) will be restated to correct an error in the Company’s accounting for accrued revenue. As a result, the above-referenced financial statements should no longer be relied upon.

Historically, and for all the Relevant Periods, the Company recorded accrued revenue for certain information services contracts based on a calculated estimate of relative value of performance that had occurred but had not yet been recognized as revenue. On May 14, 2008, the Company determined that the calculation that had been used for several years did not adequately support the accrual of revenue in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 (“SAB 104”). The Company has concluded that the calculated estimates for the Relevant Periods cannot be relied upon, and the Company is unable to objectively support recording accrued revenue for these information services transactions. Accordingly, the Company will restate its consolidated financial statements for the Relevant Periods to remove the recorded accrued revenue amounts and record the related income tax effect. These adjustments to the Company’s balance sheets will reduce accounts receivable by $56.5 million and $51.3 million, increase a deferred tax asset by $21.5 million and $19.5 million, and reduce shareholders’ equity by $35.0 million and $31.8 million as of December 31, 2007 and March 31, 2007, respectively. The adjustments to the Company’s statements of operations for all Relevant Periods are summarized below:

Adjustment amount for year ended March 31
	2007	2006	2005	2004
Revenue	$ (4,625)	$ (3,795)	$ (2,903)	$ (1,508)
Net earnings (loss)	$ (2,867)	$ (2,353)	$ (1,800)	$ (935)
Earnings (loss) per share:
Basic	$ (0.04)	$ (0.02)	$ (0.02)	$ (0.01)
Diluted	$ (0.04)	$ (0.03)	$ (0.02)	$ (0.01)

Adjustment amount for quarter ended
	June 30, 2007	September 30, 2007	December 31, 2007
Revenue	$ (3,499)	$ (2,172)	$ 490
Net earnings	$ (2,169)	$ (1,347)	$ 304
Basic earnings (loss) per share	$ (0.02)	$ (0.02)	$ -
Diluted earnings (loss ) per share	$ (0.02)	$ (0.02)	$ -

	June 30, 2006	September 30, 2006	December 31, 2006	March 31, 2007
Revenue	$ (353)	$ (1,098)	$ (2,301)	$ (873)
Net earnings	$ (219)	$ (681)	$ (1,427)	$ (540)
Basic earnings (loss) per share	$ -	$ (0.01)	$ (0.02)	$ (0.01)
Diluted earnings (loss ) per share	$ (0.01)	$ (0.01)	$ (0.02)	$ (0.01)

While the Company expects to report the estimated impacts described above, there can be no assurance that the final adjustments that are made as part of the restatement will not differ materially from these estimates.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The Company has determined that the restatement described above was the result of a material weakness in the Company’s internal control over financial reporting. Specifically, the Company’s policies and procedures to estimate performance completed for information services contracts were not designed to provide sufficient support for the recognition of revenue under U.S. generally accepted accounting principles. Accordingly, management’s assessment of the effectiveness of internal control over financial reporting in the Company’s Annual Report on Form 10-K and Form 10K/A for the year ended March 31, 2007 should no longer be relied upon.

The Company expects to complete its restatement and its fiscal 2008 consolidated financial statements, both of which are currently being audited by KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, and file its 2008 Annual Report on

Form 10-K on or before May 30, 2008. The consolidated financial statements included in the Form 10-K will include disclosure of the error and will present restated financial information for the Relevant Periods on an as-reported and an as-restated basis, as required by Statement of Financial Accounting Standards No. 154 “Accounting Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3.”

The Company’s management and the Audit Committee have discussed this matter with KPMG.

Disclosures About Forward-Looking Statements. Except for historical information, the matters discussed in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including statements regarding the Company’s intent to restate its prior financial statements, the timing of the restatement and the estimated amounts to be restated, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 20, 2008

ACXIOM CORPORATION

By:    /s/ Jerry C. Jones

Name:	Jerry C. Jones
Title:	Business Development/Legal Leader